Registration No. 333-202973

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0531496
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

235 Pine Street, Suite 1100

San Francisco, CA  94104

 (415) 964-4411

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

G. Robert Powell

Chief Executive Officer

Blue Earth, Inc.

235 Pine Street, Suite 1100

San Francisco, CA  94104

(415) 964-4411

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron, LLP

605 Third Avenue

New York, New York 10158

(212) 557-7200

Approximate date of commencement of proposed sale to public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]   Accelerated filer [ X ]   Non-accelerated filer [  ]   Smaller reporting company [  ]

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 No. 333-202973 (the “Registration Statement”) of Blue Earth, Inc. (the “Issuer”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale by the selling stockholders named in the Registration Statement. The Issuer is terminating the effectiveness of this Registration Statement in connection with its bankruptcy filing and plans to file all necessary documentation to terminate its reporting requirements under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 14th day of April, 2016.

BLUE EARTH, INC.

By:   /s/  G. Robert Powell

Name:  G. Robert Powell

Title:   Chief Executive Officer

(Principal Executive Officer)

Signature	Title	Date

/s/ Laird Q. Cagan* Laird Q. Cagan	Chairman of the Board and a Director	April 14, 2016

/s/ G. Robert Powell G. Robert Powell	Chief Executive Officer and a Director (Principal Executive Officer and Interim Principal Accounting Officer)	April 14, 2016

/s/ Robert Potts* Robert Potts	Director	April 14, 2016

/s/ Michael W. Allman* Michael W. Allman	Director	April 14, 2016

/s/ James A. Kelly* James A. Kelly	Director	April 14, 2016

/s/ Alan Krusi* Alan Krusi	Director	April 14, 2016

*/s/ Robert Powell Robert Powell Attorney-In-Fact